UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2006

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3420 CENTRAL EXPRESSWAY,
	SANTA CLARA, CALIFORNIA	95051
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 2.02 Results of Operation and Financial Condition.

     On August 30, 2006, Affymetrix, Inc. (the “Company”) issued a press release announcing that it has completed its previously announced restatement of the Company’s financial statements. The restated financial statements have been filed with the Securities and Exchange Commission in an amended Form 10-K/A for the year ended December 31, 2005 and an amended Form 10-Q/A for the quarter ended March 31, 2006. The Company has also filed its Form 10-Q for the quarter ended June 30, 2006 which had been delayed due to the restatement. The Company is now current in its SEC reporting obligations under Section 13 and 15(d) of the Securities Exchange Act of 1934 and, as a result, expects that the previously disclosed Nasdaq delisting action will be terminated and believes that the previously disclosed notice of default under the Company’s indenture has been cured.

     A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

     The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Text of press release issued by Affymetrix, Inc. dated August 30, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

Dated:	August 30, 2006	By:	/S/ GREGORY T. SCHIFFMAN

			Name:	Gregory T. Schiffman
			Title:	Executive Vice President and Chief
Financial Officer